Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58324, No. 333-90076, No. 333-105788 and No. 333-110068) and on Form S-3 (No. 333-105789 and No. 333-109057) of Agere Systems Inc. of our report dated October 28, 2003 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
December 5, 2003